Exhibit 99.1

Banc of California Reports First Quarter 2018 Earnings

SANTA ANA, Calif., (April 27, 2018) – Banc of California, Inc. (NYSE: BANC) today reported net income available to common stockholders of $3.4 million, for the first quarter of 2018, resulting in diluted earnings per common share of $0.06 for the quarter.

Highlights for the first quarter included:

•	Strong Organic Loan Growth: Held for investment loans increased by $271 million, or 4%, during the quarter to $6.9 billion, representing a 16% annualized growth rate.

•	Gross loan commitment originations totaled $867 million for the first quarter at an average production yield of 4.99%.

•	Stabilization of Core Deposit Balances: Stabilized the deposit base and completed the run-off of legacy high-rate, high-volatility deposit balances, which comprised $207 million of deposit outflows in the first quarter. Core deposit balances increased by $55 million and brokered deposit balances declined by $31 million, which coupled with the legacy run-off, drove total reported deposit balances down by $183 million during the first quarter.

•	Continuation of Balance Sheet Re-Mix: Reduced securities by $151 million, or 6%, driven by the sale of all remaining master limited partnership debt securities (“MLPs”) totaling $77 million and the sale of $103 million of commercial mortgage-backed securities (“CMBS”). Additionally, the Company completed the sale of $26 million of mortgage servicing rights (“MSRs”) during the first quarter, which resulted in $2.3 million of expenses which are reflected in all other income and a $1.8 million benefit from the release of the associated loan repurchase reserve.

•	Bolstered Talent: Added key leadership talent including Kris Gagnon as Chief Credit Officer and Leticia Aguilar as Head of Community Banking. Executing on hiring and talent plan to support deposit growth initiatives including commercial deposit and treasury management sales and product leadership, Commercial Banking Los Angeles Market Executive and team, and bolstered Commercial Banking and Private Banking teams in San Diego.

•	Disciplined Expense Management: First quarter noninterest expense totaled $59.8 million.

•	Credit and Charge-offs: Net charge-offs totaled $14.1 million for the first quarter, primarily driven by the previously announced $13.9 million fraudulent credit. Our review of the underwriting process for this loan continues but, based upon our review to date, we believe this loan involved an isolated event of external fraud. Provision for loan and lease losses was $19.5 million for the quarter, primarily driven by the single credit described above, and excluding this item, provision expense was $5.6 million. Non-performing assets to total assets were 0.22% at quarter end, compared to 0.21% at the prior quarter end, and compared to 0.18% a year ago. The ALLL / total loan ratio was 0.79% at quarter end, up from 0.74% at the prior quarter end and up from 0.70% a year ago.

•	Strong Capital Ratios: Common equity tier 1 capital ratio of 9.8%, compared to 9.4% a year ago.

The Company’s first quarter reported financial results included non-recurring expense items, which included $4.4 million of legal and professional fees, a $0.7 million recovery of legal settlement expense reflected in all other expense, $0.9 million benefit to salaries from the reversal of a portion of the 2017 bonus accrual, and $1.8 million of release of the loan repurchase reserve as a result of the sale of MSRs in the quarter. The net impact of these items totaled $1.0 million of net, nonrecurring expenses for the quarter.

“The first quarter marked another important step in our transformation as we continued to re-mix the balance sheet by lowering securities balances and increasing core lending activities,” said Doug Bowers, President and Chief Executive Officer of Banc of California. “We have now completed the sale of all MLP debt securities, have started to work down our CMBS portfolio, and we completed the sale of the majority of our mortgage servicing rights. All of these activities we believe lower our overall risk profile, reduce volatility on the balance sheet, and focus us ever more so on core commercial banking activities. On the deposit front, core deposit balances increased modestly from year-end as we reduced our brokered deposit balances, and completed the reduction of legacy high-rate, high-volatility deposit balances we had discussed over the past few quarters. We saw substantial hiring momentum in the first quarter to support our plan, namely around core deposit generation initiatives. At the same time, we continued to be diligent around expense management as we invest in adding front-line bankers and teams.”

3 MacArthur Place ● Santa Ana, CA 92707 ● (949) 236-5250 ● www.bancofcal.com

The Company will host a conference call to discuss its first quarter 2018 financial results at 7:00 a.m. Pacific Time (PT) on Friday, April 27, 2018. Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 1373989. A live audio webcast will also be available and the webcast link will be posted on the Company’s Investor Relations website at www.bancofcal.com/investor. The slide presentation for the call will also be available on the Company’s Investor Relations website prior to the call.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates 34 offices in California.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.
INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Abernathy MacGregor
Timothy Sedabres, (855) 361-2262	Ian Campbell / James Bourne / Sarah Dhanaphatana, (213) 630-6550 idc@abmac.com / jab@abmac.com / skd@abmac.com

Banc of California, Inc.

Consolidated Statements of Financial Condition

(Dollars in thousands)

(Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
ASSETS
Cash and cash equivalents	$346,704	$387,699	$611,826	$511,190	$409,281
Time deposits in financial institutions	—	—	1,000	1,000	1,000
Securities available-for-sale	2,424,593	2,575,469	2,755,664	2,915,103	2,434,541
Securities held-to-maturity	—	—	—	—	863,269
Loans held-for-sale	20,180	67,069	50,130	278,824	228,196
Loans and leases receivable	6,930,507	6,659,407	6,226,897	5,956,337	6,105,321
Allowance for loan and lease losses	(54,763)	(49,333)	(45,072)	(42,385)	(42,736)
Federal Home Loan Bank and other bank stock	82,715	75,654	67,063	63,438	63,238
Servicing rights, net	6,739	33,708	40,448	43,834	44,451
Other real estate owned, net	1,024	1,796	3,682	3,267	3,345
Premises and equipment, net	135,198	135,699	139,326	143,398	146,631
Investments in alternative energy partnerships, net	48,344	48,826	43,817	37,605	47,633
Goodwill	37,144	37,144	37,144	37,144	37,144
Other intangible assets, net	8,510	9,353	10,219	11,135	12,191
Deferred income tax, net	43,192	31,074	23,333	9,499	18,673
Income tax receivable	10,126	8,739	7,699	14,984	15,973
Bank owned life insurance investment	105,384	104,851	104,292	103,709	103,093
Other assets	153,834	161,797	142,985	113,534	128,036
Assets of discontinued operations	29,888	38,900	59,575	164,152	432,805

Total assets	$10,329,319	$10,327,852	$10,280,028	$10,365,768	$11,052,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,039,116	$1,071,608	$1,075,782	$1,138,095	$1,273,649
Interest-bearing deposits	6,071,049	6,221,295	6,327,811	6,906,816	7,324,044

Total deposits	7,110,165	7,292,903	7,403,593	8,044,911	8,597,693
Advances from Federal Home Loan Bank	1,905,000	1,695,000	1,470,000	870,000	1,080,000
Securities sold under repurchase agreements	—	—	36,520	53,242	26,320
Other borrowings	—	—	—	—	67,981
Notes payable, net	172,966	172,941	172,865	172,790	174,090
Reserve for loss on repurchased loans	3,426	6,306	6,173	8,028	8,118
Income taxes payable	—	—	—	—	618
Due on unsettled securities purchases	59,000	—	54,500	116,090	—
Accrued expenses and other liabilities	84,997	140,575	109,969	77,186	81,208
Liabilities of discontinued operations	9	7,819	12,500	17,229	30,309

Total liabilities	9,335,563	9,315,544	9,266,120	9,359,476	10,066,337
Commitments and contingent liabilities
Preferred stock	269,071	269,071	269,071	269,071	269,071
Common stock	517	517	542	540	537
Common stock, class B non-voting non-convertible	5	5	4	4	3
Additional paid-in capital	623,483	621,435	619,849	616,251	614,983
Retained earnings	141,008	144,839	145,420	140,331	139,926
Treasury stock	(28,786)	(28,786)	(28,786)	(28,786)	(29,070)
Accumulated other comprehensive income/(loss), net	(11,542)	5,227	7,808	8,881	(9,702)

Total stockholders’ equity	993,756	1,012,308	1,013,908	1,006,292	985,748

Total liabilities and stockholders’ equity	$10,329,319	$10,327,852	$10,280,028	$10,365,768	$11,052,085

Banc of California, Inc.

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest and dividend income
Loans, including fees	$74,912	$71,695	$70,208	$69,661	$69,507
Securities	21,631	23,170	24,337	24,996	27,239
Other interest-earning assets	2,164	2,292	2,206	1,783	2,096

Total interest and dividend income	98,707	97,157	96,751	96,440	98,842
Interest expense
Deposits	16,795	16,044	15,468	14,942	13,960
Federal Home Loan Bank advances	7,392	5,402	3,352	2,774	1,423
Securities sold under repurchase agreements	750	194	500	180	6
Notes payable and other interest-bearing liabilities	2,332	2,344	2,395	3,044	2,972

Total interest expense	27,269	23,984	21,715	20,940	18,361

Net interest income	71,438	73,173	75,036	75,500	80,481
Provision for loan and lease losses	19,499	5,052	3,561	2,503	2,583

Net interest income after provision for loan and lease losses	51,939	68,121	71,475	72,997	77,898
Noninterest income
Customer service fees	1,592	1,624	1,576	1,669	1,623
Loan servicing income (loss)	2,311	(2,416)	553	132	2,756
Net gain on sale of securities available for sale	5,241	2,688	7,625	1,099	3,356
Net gain (loss) on sale of loans	(41)	1,205	5,735	983	4,019
All other income	(521)	2,594	2,876	1,824	3,149

Total noninterest income	8,582	5,695	18,365	5,707	14,903
Noninterest expense
Salaries and employee benefits	31,115	33,146	30,216	33,348	32,443
Occupancy and equipment	7,687	9,565	10,085	9,776	10,668
Professional fees	9,177	7,853	7,697	11,794	15,073
Data processing	1,656	1,562	1,901	2,246	2,179
Advertising	3,277	1,420	1,051	1,117	1,725
Regulatory assessments	2,092	2,174	2,350	1,140	2,441
Reversal of provision for loan repurchases	(1,788)	(335)	(749)	(403)	(325)
Amortization of intangible assets	843	866	916	1,056	1,090
Restructuring expense	—	(43)	—	82	5,287
All other expenses	5,775	6,179	13,856	6,402	10,633

Total noninterest expense excluding (gain) loss on investments in alternative energy partnerships	59,834	62,387	67,323	66,558	81,214
(Gain) loss on investments in alternative energy partnerships	(34)	3,995	8,348	9,761	8,682

Total noninterest expense	59,800	66,382	75,671	76,319	89,896

Income from continuing operations before income taxes	721	7,434	14,169	2,385	2,905
Income tax benefit	(6,353)	(3,418)	(3,939)	(12,753)	(6,471)

Income from continuing operations	7,074	10,852	18,108	15,138	9,376

Income (loss) from discontinued operations before income taxes	2,044	765	(1,958)	(4,991)	13,348
Income tax expense (benefit)	560	315	(799)	(2,110)	5,523

Income (loss) from discontinued operations	1,484	450	(1,159)	(2,881)	7,825

Net income	8,558	11,302	16,949	12,257	17,201
Preferred stock dividends	5,113	5,113	5,112	5,113	5,113

Net income available to common stockholders	$3,445	$6,189	$11,837	$7,144	$12,088

Basic earnings per total common share
Income from continuing operations	$0.03	$0.11	$0.25	$0.20	$0.08
Income (loss) from discontinued operations	0.03	0.01	(0.02)	(0.06)	0.15

Net income	$0.06	$0.12	$0.23	$0.14	$0.23

Diluted earnings per total common share
Income from continuing operations	$0.03	$0.11	$0.25	$0.20	$0.08
Income (loss) from discontinued operations	0.03	0.01	(0.02)	(0.06)	0.15

Net income	$0.06	$0.12	$0.23	$0.14	$0.23

Weighted average number of shares outstanding
Basic	50,590,545	50,532,544	50,362,314	50,289,590	49,991,186
Diluted	50,925,530	50,943,165	50,933,358	50,942,324	50,754,145
Dividends declared per common share	$0.13	$0.13	$0.13	$0.13	$0.13

Banc of California, Inc.

Reconciliation of Consolidated Statements of Operations between Continuing and Discontinued Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2018
	Continuing Operations	Discontinued Operations	Consolidated Operations
Interest and dividend income	$98,707	$186	$98,893
Interest expense	27,269	—	27,269

Net interest income	71,438	186	71,624
Provision for loan and lease losses	19,499	—	19,499

Net interest income after provision for loan and lease losses	51,939	186	52,125
Noninterest income
Customer service fees	1,592	—	1,592
Loan servicing income	2,311	—	2,311
Net gain on sale of securities available for sale	5,241	—	5,241
Net loss on sale of loans	(41)	—	(41)
Mortgage banking income	—	232	232
Gain on disposal of discontinued operations	—	1,003	1,003
All other income	(521)	635	114

Total noninterest income	8,582	1,870	10,452
Noninterest expense
Salaries and employee benefits	31,115	9	31,124
Occupancy and equipment	7,687	—	7,687
Professional fees	9,177	—	9,177
Data processing	1,656	—	1,656
Advertising	3,277	—	3,277
Regulatory assessments	2,092	—	2,092
Reversal of provision for loan repurchases	(1,788)	—	(1,788)
Gain on investments in alternative energy partnerships	(34)	—	(34)
Amortization of intangible assets	843	—	843
All other expenses	5,775	3	5,778

Total noninterest expense	59,800	12	59,812

Income before income taxes	721	2,044	2,765
Income tax (benefit) expense	(6,353)	560	(5,793)

Net income	$7,074	$1,484	$8,558

Banc of California, Inc.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Profitability and other ratios of consolidated operations
Return on average assets (1)	0.34%	0.44%	0.67%	0.46%	0.62%
Return on average equity (1)	3.40%	4.42%	6.69%	4.85%	6.96%
Return on average tangible common equity (2)	2.37%	3.84%	7.16%	4.51%	7.76%
Dividend payout ratio (3)	216.67%	108.33%	56.52%	92.86%	56.52%
Net interest spread	2.74%	2.79%	2.92%	2.90%	3.03%
Net interest margin (1)	2.98%	3.01%	3.15%	3.09%	3.19%
Noninterest income to total revenue (4)	12.73%	8.07%	19.86%	20.20%	41.62%
Noninterest income to average total assets (1)	0.41%	0.25%	0.74%	0.74%	2.16%
Noninterest expense to average total assets (1)	2.36%	2.59%	3.10%	3.68%	4.52%
Efficiency ratio (5)	72.87%	83.37%	83.36%	100.10%	86.87%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships (2) , (5)	65.70%	75.46%	72.49%	80.51%	78.76%
Average held-for-investment loans and leases to average deposits	94.87%	86.09%	77.33%	73.54%	68.33%
Average investment securities to average total assets	24.60%	26.10%	27.64%	28.09%	30.18%
Average stockholders’ equity to average total assets	9.94%	9.98%	9.95%	9.48%	8.95%
Allowance for loan and lease losses (ALLL)
Balance at beginning of period	$49,333	$45,072	$42,385	$42,736	$40,444
Loans and leases charged off	(14,639)	(1,367)	(959)	(2,898)	(357)
Recoveries	570	576	85	44	66
Provision for loan and lease losses	19,499	5,052	3,561	2,503	2,583

Balance at end of period	$54,763	$49,333	$45,072	$42,385	$42,736

Annualized net loan charge-offs to average total loans and leases held-for-investment	0.84%	0.05%	0.06%	0.19%	0.02%
Reserve for loss on repurchased loans
Balance at beginning of period	$6,306	$6,173	$8,028	$8,118	$7,974
Provision (reversal) for loan repurchases	(1,786)	(326)	(651)	270	517
Utilization of reserve for loan repurchases	(1,094)	(301)	(1,204)	(360)	(373)
Other adjustments	—	760	—	—	—

Balance at end of period	$3,426	$6,306	$6,173	$8,028	$8,118

(1)	Ratios are presented on an annualized basis.
(2)	The ratios are determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). See Non-GAAP measures section for reconciliation of the calculation.
(3)	The ratio is calculated by dividing dividends declared per common share by basic earnings per share
(4)	Total revenue is equal to the sum of net interest income before provision for loan and lease losses and noninterest income.
(5)	The ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income.

Banc of California, Inc.

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Asset quality information and ratios
Delinquent loans and leases held-for-investment
30 to 89 days delinquent, excluding purchased credit impaired (PCI) loans	$31,936	$32,087	$20,286	$23,305	$22,596
90+ days delinquent, excluding PCI loans	11,526	9,542	11,150	6,508	9,802

Total delinquent loans, excluding PCI loans	43,462	41,629	31,436	29,813	32,398

PCI loans, 30 to 89 days delinquent	—	—	—	343	16,410
PCI loans, 90+ days delinquent	—	—	—	807	4,943

Total delinquent PCI loans	—	—	—	1,150	21,353

Total delinquent loans	$43,462	$41,629	$31,436	$30,963	$53,751

Total delinquent non-PCI loans to total non-PCI loans	0.63%	0.63%	0.50%	0.50%	0.54%
Total delinquent loans and leases to total loans and leases	0.63%	0.63%	0.50%	0.52%	0.88%
Non-performing assets, excluding loans held-for-sale
Non-performing loans and leases, excluding PCI loans	$21,220	$19,382	$12,275	$9,064	$16,222
90+ days delinquent and still accruing loans and leases, excluding PCI loans	—	—	—	—	—
Other real estate owned	1,024	1,796	3,682	3,267	3,345

Non-performing assets	$22,244	$21,178	$15,957	$12,331	$19,567

ALLL to non-performing loans and leases	258.07%	254.53%	367.19%	467.62%	263.44%
Non-performing loans and leases to total loans and leases	0.31%	0.29%	0.20%	0.15%	0.27%
Non-performing assets to total assets	0.22%	0.21%	0.16%	0.12%	0.18%
Troubled debt restructurings (TDRs)
Performing TDRs	$5,787	$5,646	$5,668	$4,579	$4,309
Non-performing TDRs	2,632	2,675	—	1,125	1,144

Total TDRs	$8,419	$8,321	$5,668	$5,704	$5,453

Loans and leases and ALLL by loan origination type
Loan and lease breakdown by origination type
Originated loans and leases	$6,295,843	$5,988,101	$5,488,018	$5,159,823	$5,109,175
Acquired loans not impaired at acquisition	634,664	671,306	738,879	792,213	834,983
Seasoned SFR mortgage loan pools - non-impaired	—	—	—	—	21,464
Acquired with deteriorated credit quality	—	—	—	4,301	139,699

Total loans and leases	$6,930,507	$6,659,407	$6,226,897	$5,956,337	$6,105,321

ALLL breakdown by origination type
Originated loans and leases	$53,605	$48,110	$43,723	$41,090	$41,221
Acquired loans not impaired at acquisition	1,158	1,223	1,349	1,271	1,234
Seasoned SFR mortgage loan pools - non-impaired	—	—	—	—	120
Acquired with deteriorated credit quality	—	—	—	24	161

Total ALLL	$54,763	$49,333	$45,072	$42,385	$42,736

Discount on Purchased/Acquired Loans
Acquired loans not impaired at acquisition	$14,255	$14,943	$15,983	$15,446	$16,275
Seasoned SFR mortgage loan pools - non-impaired	—	—	—	—	1,219
Acquired with deteriorated credit quality	—	—	—	1,754	21,538

Total Discount	$14,255	$14,943	$15,983	$17,200	$39,032

Percentage of ALLL to:
Originated loans and leases:	0.85%	0.80%	0.80%	0.80%	0.81%
Originated loans and leases and acquired loans not impaired at acquisition:	0.79%	0.74%	0.72%	0.71%	0.71%
Total loans and leases	0.79%	0.74%	0.72%	0.71%	0.70%

Banc of California, Inc.

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Composition of held-for-investment loans and leases
Commercial real estate	$773,193	$717,415	$713,120	$716,771	$750,592
Multifamily	1,944,082	1,816,141	1,617,890	1,545,888	1,449,715
Construction	200,766	182,960	176,397	156,246	142,164
Commercial and industrial	1,638,559	1,701,951	1,602,805	1,560,916	1,585,656
SBA	79,022	78,699	78,604	77,254	76,040
Lease financing	3	13	91	173	285

Total commercial loans	4,635,625	4,497,179	4,188,907	4,057,248	4,004,452

Single family residential mortgage	2,201,358	2,055,649	1,920,310	1,778,536	1,975,055
Other consumer	93,524	106,579	117,680	120,553	125,814

Total consumer loans	2,294,882	2,162,228	2,037,990	1,899,089	2,100,869

Total gross loans and leases	$6,930,507	$6,659,407	$6,226,897	$5,956,337	$6,105,321

Composition percentage of held-for-investment loans and leases
Commercial real estate	11.2%	10.8%	11.5%	12.0%	12.3%
Multifamily	28.1%	27.3%	26.0%	26.0%	23.7%
Construction	2.9%	2.7%	2.8%	2.6%	2.3%
Commercial and industrial	23.6%	25.5%	25.7%	26.2%	26.1%
SBA	1.1%	1.2%	1.3%	1.3%	1.2%
Lease financing	0.0%	0.0%	0.0%	0.0%	0.0%

Total commercial loans	66.9%	67.5%	67.3%	68.1%	65.6%

Single family residential mortgage	31.8%	30.9%	30.8%	29.9%	32.3%
Other consumer	1.3%	1.6%	1.9%	2.0%	2.1%

Total consumer loans	33.1%	32.5%	32.7%	31.9%	34.4%

Total gross loans and leases	100.0%	100.0%	100.0%	100.0%	100.0%

Composition of deposits
Noninterest-bearing checking	$1,039,116	$1,071,608	$1,075,782	$1,138,095	$1,273,649
Interest-bearing checking	1,864,629	2,089,016	2,011,943	2,058,130	1,998,778
Money market	1,091,735	1,146,859	1,728,937	2,265,380	2,610,376
Savings	1,051,267	1,059,628	945,699	985,001	1,008,218
Certificates of deposit	2,063,418	1,925,792	1,641,232	1,598,305	1,706,672

Total deposits	$7,110,165	$7,292,903	$7,403,593	$8,044,911	$8,597,693

Composition percentage of deposits
Noninterest-bearing checking	14.6%	14.7%	14.5%	14.1%	14.8%
Interest-bearing checking	26.2%	28.7%	27.2%	25.6%	23.2%
Money market	15.4%	15.7%	23.3%	28.2%	30.4%
Savings	14.8%	14.5%	12.8%	12.2%	11.7%
Certificates of deposit	29.0%	26.4%	22.2%	19.9%	19.9%

Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Capital Ratios
Banc of California, Inc.
Total risk-based capital ratio	14.60%	14.56%	14.48%	14.39%	13.72%
Tier 1 risk-based capital ratio	13.74%	13.79%	13.77%	13.72%	13.08%
Common equity tier 1 capital ratio	9.80%	9.92%	9.91%	9.83%	9.37%
Tier 1 leverage ratio	9.21%	9.39%	9.55%	8.93%	8.51%
Banc of California, NA
Total risk-based capital ratio	16.53%	16.56%	16.39%	16.13%	15.11%
Tier 1 risk-based capital ratio	15.67%	15.78%	15.68%	15.45%	14.48%
Common equity tier 1 capital ratio	15.67%	15.78%	15.68%	15.45%	14.48%
Tier 1 leverage ratio	10.50%	10.67%	10.88%	10.05%	9.43%

Banc of California, Inc.
Average Balance, Average Yield Earned, and Average Cost Paid
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018			December 31, 2017			September 30, 2017
	Average		Yield	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets
Loans held-for-sale (1)	$97,095	$297	1.24%	$127,139	$363	1.13%	$246,675	$2,319	3.73%
SFR mortgage	2,122,666	21,352	4.08%	1,957,754	19,487	3.95%	1,775,443	17,435	3.90%
Seasoned SFR mortgage loan pools	—	—	—	—	—	—	84,128	1,208	5.70%
Commercial real estate, multifamily, and construction	2,856,290	31,439	4.46%	2,613,940	29,696	4.51%	2,494,284	28,659	4.56%
Commercial and industrial, SBA, and lease financing	1,625,549	20,850	5.20%	1,630,886	20,989	5.11%	1,553,816	20,141	5.14%
Other consumer	103,676	1,160	4.54%	107,664	1,233	4.54%	114,569	1,363	4.72%

Gross loans and leases	6,805,276	75,098	4.48%	6,437,383	71,768	4.42%	6,268,915	71,125	4.50%
Securities	2,525,220	21,631	3.47%	2,653,838	23,170	3.46%	2,791,585	24,337	3.46%
Other interest-earning assets	407,064	2,164	2.16%	548,171	2,292	1.66%	519,593	2,206	1.68%

Total interest-earning assets	9,737,560	98,893	4.12%	9,639,392	97,230	4.00%	9,580,093	97,668	4.04%
Allowance for loan and lease losses	(49,257)			(45,681)			(42,696)
BOLI and non-interest earning assets	574,930			572,692			563,784

Total assets	$10,263,233			$10,166,403			$10,101,181

Interest-bearing liabilities
Savings	$1,055,338	3,300	1.27%	$1,019,659	2,947	1.15%	$968,158	2,263	0.93%
Interest-bearing checking	1,976,160	4,108	0.84%	2,082,677	4,267	0.81%	2,037,729	3,871	0.75%
Money market	1,076,117	2,834	1.07%	1,294,537	3,262	1.00%	1,935,262	5,095	1.04%
Certificates of deposit	1,906,556	6,553	1.39%	1,822,010	5,568	1.21%	1,560,078	4,239	1.08%

Total interest-bearing deposits	6,014,171	16,795	1.13%	6,218,883	16,044	1.02%	6,501,227	15,468	0.94%
FHLB advances	1,711,089	7,392	1.75%	1,448,326	5,402	1.48%	962,391	3,352	1.38%
Securities sold under repurchase agreements	119,543	750	2.54%	33,513	194	2.30%	88,810	500	2.23%
Long-term debt and other interest-bearing liabilities	174,424	2,332	5.42%	174,066	2,344	5.34%	173,772	2,395	5.47%

Total interest-bearing liabilities	8,019,227	27,269	1.38%	7,874,788	23,984	1.21%	7,726,200	21,715	1.12%
Noninterest-bearing deposits	1,056,700			1,110,815			1,178,062
Non-interest-bearing liabilities	167,345			166,432			191,457

Total liabilities	9,243,272			9,152,035			9,095,719
Total stockholders’ equity	1,019,961			1,014,368			1,005,462

Total liabilities and stockholders’ equity	$10,263,233			$10,166,403			$10,101,181

Net interest income/spread		$71,624	2.74%		$73,246	2.79%		$75,953	2.92%

Net interest margin			2.98%			3.01%			3.15%
Ratio of interest-earning assets to interest-bearing liabilities	121.43%			122.41%			123.99%
Total deposits	$7,070,871	$16,795	0.96%	$7,329,698	$16,044	0.87%	$7,679,289	$15,468	0.80%
Total funding (2)	$9,075,927	$27,269	1.22%	$8,985,603	$23,984	1.06%	$8,904,262	$21,715	0.97%

(1)	Includes loans held-for-sale of discontinued operations
(2)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Banc of California, Inc.
Average Balance, Average Yield Earned, and Average Cost Paid, Continued
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30, 2017			March 31, 2017
	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets
Loans held-for-sale (1)	$575,669	$4,876	3.40%	$699,671	$6,111	3.54%
SFR mortgage	1,832,524	18,006	3.94%	1,963,861	19,105	3.95%
Seasoned SFR mortgage loan pools	151,759	2,121	5.61%	154,736	2,145	5.62%
Commercial real estate, multifamily, and construction	2,394,487	27,038	4.53%	2,336,323	26,393	4.58%
Commercial and industrial, SBA, and lease financing	1,565,583	18,991	4.87%	1,508,756	17,751	4.77%
Other consumer	119,644	1,425	4.78%	121,666	1,268	4.23%

Gross loans and leases	6,639,666	72,457	4.38%	6,785,013	72,773	4.35%
Securities	3,004,551	24,996	3.34%	3,376,698	27,239	3.27%
Other interest-earning assets	517,349	1,783	1.38%	500,123	2,096	1.70%

Total interest-earning assets	10,161,566	99,236	3.92%	10,661,834	102,108	3.88%
Allowance for loan and lease losses	(42,896)			(41,285)
BOLI and non-interest earning assets	578,333			568,257

Total assets	$10,697,003			$11,188,806

Interest-bearing liabilities
Savings	$1,002,797	2,262	0.90%	$1,042,031	2,292	0.89%
Interest-bearing checking	2,013,751	3,609	0.72%	2,008,828	3,414	0.69%
Money market	2,359,173	5,482	0.93%	2,735,810	4,691	0.70%
Certificates of deposit	1,606,270	3,589	0.90%	1,937,392	3,563	0.75%

Total interest-bearing deposits	6,981,991	14,942	0.86%	7,724,061	13,960	0.73%
FHLB advances	990,780	2,774	1.12%	812,444	1,423	0.71%
Securities sold under repurchase agreements	34,298	180	2.11%	2,123	6	1.15%
Long-term debt and other interest-bearing liabilities	240,201	3,044	5.08%	244,040	2,972	4.94%

Total interest-bearing liabilities	8,247,270	20,940	1.02%	8,782,668	18,361	0.85%
Noninterest-bearing deposits	1,261,338			1,181,279
Non-interest-bearing liabilities	174,128			223,075

Total liabilities	9,682,736			10,187,022
Total stockholders’ equity	1,014,267			1,001,784

Total liabilities and stockholders’ equity	$10,697,003			$11,188,806

Net interest income/spread		$78,296	2.90%		$83,747	3.03%

Net interest margin			3.09%			3.19%
Ratio of interest-earning assets to interest-bearing liabilities	123.21%			121.40%
Total deposits	$8,243,329	$14,942	0.73%	$8,905,340	$13,960	0.64%
Total funding (2)	$9,508,608	$20,940	0.88%	$9,963,947	$18,361	0.75%

(1)	Includes loans held-for-sale of discontinued operations
(2)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Banc of California, Inc.
Consolidated Operations
Non-GAAP Measures
(Dollars in thousands, except per share data)
(Unaudited)

Under Item 10(e) of SEC Regulation S-K, public companies disclosing financial measures in filings with the SEC that are not calculated in accordance with GAAP must also disclose, along with each non-GAAP financial measure, certain additional information, including a presentation of the most directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a statement of the reasons why the company’s management believes that presentation of the non-GAAP financial measure provides useful information to investors regarding the company’s financial condition and results of operations and, to the extent material, a statement of the additional purposes, if any, for which the company’s management uses the non-GAAP financial measure.

Return on average tangible common equity and efficiency ratio, as adjusted, tangible common equity to tangible assets, and tangible common equity per common share and tangible common equity per common share and per common share issuable under purchase contracts constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company’s performance.

Tangible common equity is calculated by subtracting preferred stock, goodwill, and other intangible assets from stockholders’ equity. Tangible assets is calculated by subtracting goodwill and other intangible assets from total assets. Banking regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution.

Adjusted efficiency ratio is calculated by subtracting loss on investments in alternative energy partnerships from noninterest expense and adding total pre-tax return, which includes the loss on investments in alternative energy partnerships, to the sum of net interest income and noninterest income (total revenue). Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company.

This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Tangible common equity to tangible assets ratio
Total assets	$10,329,319	$10,327,852	$10,280,028	$10,365,768	$11,052,085
Less goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less other intangible assets	(8,510)	(9,353)	(10,219)	(11,135)	(12,191)

Tangible assets	$10,283,665	$10,281,355	$10,232,665	$10,317,489	$11,002,750

Total stockholders’ equity	$993,756	$1,012,308	$1,013,908	$1,006,292	$985,748
Less goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less other intangible assets	(8,510)	(9,353)	(10,219)	(11,135)	(12,191)

Tangible equity	948,102	965,811	966,545	958,013	936,413
Less preferred stock	(269,071)	(269,071)	(269,071)	(269,071)	(269,071)

Tangible common equity	$679,031	$696,740	$697,474	$688,942	$667,342

Total stockholders’ equity to total assets	9.62%	9.80%	9.86%	9.71%	8.92%
Tangible equity to tangible assets	9.22%	9.39%	9.45%	9.29%	8.51%
Tangible common equity to tangible assets	6.60%	6.78%	6.82%	6.68%	6.07%
Common stock outstanding	50,079,736	50,083,345	50,096,056	49,991,395	49,601,363
Class B non-voting non-convertible common stock outstanding	508,107	508,107	430,694	355,173	277,797

Total common stock outstanding	50,587,843	50,591,452	50,526,750	50,346,568	49,879,160

Minimum number of shares issuable under purchase contracts (1)	—	—	—	—	166,265

Total common stock outstanding and shares issuable under purchase contracts	50,587,843	50,591,452	50,526,750	50,346,568	50,045,425

(1) Purchase contracts relating to the tangible equity units
Tangible common equity per common stock	$13.42	$13.77	$13.80	$13.68	$13.38
Book value per common stock	$14.33	$14.69	$14.74	$14.64	$14.37
Tangible common equity per common stock and shares issuable under purchase contracts	$13.42	$13.77	$13.80	$13.68	$13.33
Book value per common stock and shares issuable under purchase contracts	$14.33	$14.69	$14.74	$14.64	$14.32

Banc of California, Inc.
Consolidated Operations
Non-GAAP Measures, Continued
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Return on tangible common equity
Average total stockholders’ equity	$1,019,961	$1,014,368	$1,005,462	$1,014,267	$1,001,784
Less average preferred stock	(269,071)	(269,071)	(269,071)	(269,071)	(269,071)
Less average goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(39,221)
Less average other intangible assets	(8,972)	(9,788)	(10,760)	(11,808)	(13,190)

Average tangible common equity	$704,774	$698,365	$688,487	$696,244	$680,302

Net income	$8,558	$11,302	$16,949	$12,257	$17,201
Less preferred stock dividends	(5,113)	(5,113)	(5,112)	(5,113)	(5,113)
Add amortization of intangible assets	843	866	916	1,056	1,090
Add impairment on intangible assets	—	—	—	—	336
Less tax effect on amortization and impairment of intangible assets (1)	(177)	(303)	(321)	(370)	(499)

Net income available to common stockholders	$4,111	$6,752	$12,432	$7,830	$13,015

Return on average equity	3.40%	4.42%	6.69%	4.85%	6.96%
Return on average tangible common equity	2.37%	3.84%	7.16%	4.51%	7.76%
Effective tax rate utilized for calculating tax effect on amortization and impairment of intangible assets	21.00%	35.00%	35.00%	35.00%	35.00%

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships
Noninterest expense	$59,812	$66,424	$79,008	$98,216	$124,615
Gain (loss) on investments in alternative energy partnerships	34	(3,995)	(8,348)	(9,761)	(8,682)

Adjusted noninterest expense	$59,846	$62,429	$70,660	$88,455	$115,933

Net interest income	$71,624	$73,246	$75,953	$78,296	$83,747
Noninterest income	10,452	6,429	18,827	19,817	59,704

Total revenue	82,076	79,675	94,780	98,113	143,451
Tax credit from investments in alternative energy partnerships	7,323	4,908	8,777	15,681	8,829
Deferred tax expense on investments in alternative energy partnerships	(769)	(859)	(1,536)	(2,744)	(1,545)
Tax effect on tax credit and deferred tax expense	2,422	3,004	3,804	8,584	5,140
Gain (loss) on investments in alternative energy partnerships	34	(3,995)	(8,348)	(9,761)	(8,682)

Total pre-tax adjustments for investments in alternative energy partnerships	9,010	3,058	2,697	11,760	3,742

Adjusted total revenue	$91,086	$82,733	$97,477	$109,873	$147,193

Efficiency ratio	72.87%	83.37%	83.36%	100.10%	86.87%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships	65.70%	75.46%	72.49%	80.51%	78.76%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	26.98%	42.59%	34.44%	39.89%	41.37%